                                                                                                                       EXHIBIT 99.1

[ACXIOM LOGO]

                                                                                                               Financial Relations:
                                                                                                                  Katharine Raymond
                                                                                                     Investor Relations Coordinator
                                                                                                                 Acxiom Corporation
                                                                                                                     (501) 342-1321

                                                                                                                   Media Relations:
                                                                                                                        Dale Ingram
                                                                                                            Public Relations Leader
                                                                                                                 Acxiom Corporation
                                                                                                                     (501) 342-4346
                                                                                                                              EACXM

                                        Acxiom® Acknowledges Receipt of ValueAct Capital Letter

LITTLE ROCK, Ark - July 13, 2005 - Acxiom® Corporation (Nasdaq: ACXM) today confirmed that it has received a letter from
ValueAct Capital offering to acquire all outstanding shares of Acxiom common stock it does not already own at a purchase price of
$23.00 per share.  The Acxiom Board of Directors will review the letter in accordance with its fiduciary obligations.

About Acxiom Corporation

Acxiom Corporation integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world.  The core components of Acxiom innovative solutions are Customer Data
Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in
1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States and Europe, and in Australia and
China. For more information, visit www.acxiom.com.